EXHIBIT 4.13
EXECUTION VERSION
TWELFTH SUPPLEMENTAL INDENTURE
dated as of October 30, 2009
to the
INDENTURE
dated as of February 5, 2003
among
CASCADES INC.,
as the Company,
THE SUBSIDIARY GUARANTORS named therein, and
THE BANK OF NEW YORK MELLON,
as Trustee,
as amended

          TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”), dated as of October 30, 2009, among CASCADES INC. (the “Company”), Norampac Export Sales Corp., 7251637 Canada Inc. and Cascades Tenderco Inc. (collectively, the “New Subsidiary Guarantors”), the existing SUBSIDIARY GUARANTORS under the Indenture referred to below (the “Existing Subsidiary Guarantors”), and THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 5, 2003, as amended by the First Supplemental Indenture, dated as of May 20, 2003, the Second Supplemental Indenture, dated as of December 30, 2003, the Third Supplemental Indenture, dated as of March 16, 2004, the Fourth Supplemental Indenture, dated as of July 8, 2004, the Fifth Supplemental Indenture, dated as of August 26, 2004, the Sixth Supplemental Indenture, dated as of November 30, 2004, the Seventh Supplemental Indenture, dated as of April 27, 2006, the Eighth Supplemental Indenture, dated as of September 20, 2006, the Ninth Supplemental Indenture, dated as of November 8, 2006, the Tenth Supplemental Indenture, dated as of December 28, 2006 and the Eleventh Supplemental Indenture, dated as of August 17, 2007 (as so amended, the “Indenture”), providing for the issuance of the Company’s 7 1/4% Senior Notes due 2013 (the “Notes”);
          WHEREAS, the Company has issued and outstanding $675,000,000 of Notes under the Indenture;
          WHEREAS, Section 4.19(a) of the Indenture provides that the Company shall cause each person that becomes its Canadian or U.S. Restricted Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee at the time such person becomes a Canadian or U.S. Restricted Subsidiary;
          WHEREAS, each of the New Subsidiary Guarantors is a Canadian or U.S. Restricted Subsidiary of the Company;
          WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any holder of a Note to add additional Subsidiary Guarantees with respect to the Notes as provided or permitted under the Indenture; and
          WHEREAS, pursuant to Sections 4.19(a), 9.01, 9.06 and 10.03 of the Indenture, the Trustee, the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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          1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (b) For all purposes of this Twelfth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Twelfth Supplemental Indenture refer to this Twelfth Supplemental Indenture as a whole and not to any particular section hereof.
          2. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with the Existing Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Subsidiary Guarantors shall be Subsidiary Guarantors for all purposes under the Indenture and the Notes.
          3. Ratification of Indenture; Twelfth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is, in all respects, ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Twelfth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          4. Miscellaneous.
          4.1 Governing Law. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          4.2 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture, or for or in respect of the recitals contained herein.
          4.3 Counterparts. The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          4.4 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction thereof.
          4.5 Conflict with TIA. If any provision of this Twelfth Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this Twelfth Supplemental Indenture, the provision of the TIA shall control. If any provision of this Twelfth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the

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TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Twelfth Supplemental Indenture, as the case may be.
          4.6 Severability. In case any provision of this Twelfth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          4.7 No Third Party Beneficiaries. Nothing in this Twelfth Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Twelfth Supplemental Indenture or the Notes.
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EXECUTION VERSION
          IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the date first above written.

Company: CASCADES INC.
By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Vice President, Legal Affairs and Corporate Secretary

New Subsidiary Guarantors: NORAMPAC EXPORT SALES CORP. 7251637 CANADA INC. CASCADES TENDERCO INC.
By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Secretary or Assistant Secretary

Existing Subsidiary Guarantors:

CASCADES PAPERBOARD INTERNATIONAL, INC.
CASCADES CANADA INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES TRANSPORT INC.
CONFERENCE CUP LTD.
DOPACO, INC.
DOPACO CANADA, INC.
GARVEN INCORPORATED
KINGSEY FALLS INVESTMENTS INC.
RABOTAGE LEMAY INC.
SCIERIE LEMAY INC.
6265642 CANADA INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Secretary or Assistant Secretary

CASCADES AUBURN FIBER INC.
CASCADES DELAWARE LLC
CASCADES SPG SALES INC.
CASCADES FINE PAPERS GROUP (USA) INC.
CASCADES MOULDED PULP, INC.
CASCADES PLASTICS INC.
CASCADES TISSUE GROUP — ARIZONA INC.
CASCADES TISSUE GROUP — IFC DISPOSABLES        INC.
CASCADES TISSUE GROUP — NEW YORK INC.
CASCADES TISSUE GROUP — NORTH CAROLINA        INC.
CASCADES TISSUE GROUP — OREGON INC.
CASCADES TISSUE GROUP — PENNSYLVANIA INC.
CASCADES TISSUE GROUP — SALES INC.
CASCADES TISSUE GROUP — TENNESSEE INC.
CASCADES TISSUE GROUP — WISCONSIN INC.
CASCADES TISSUE GROUP — MARYLAND LLC
CASCADES USA INC.
W.H. SMITH PAPER CORPORATION
CASCADES ENERGY INITIATIVE INC.
CASCADES BOXBOARD U.S., INC.
CASCADES BOXBOARD GROUP — CONNECTICUT        LLC
CASCADES ENVIROPAC HPM LLC

By:	/s/ Louise Paul
	Name:	Louise Paul
	Title:	Assistant Secretary

DOPACO LIMITED PARTNERSHIP By: Dopaco Pacific LLC Its General Partner
By:	/s/ Michael Guerra
	Name:	Michael Guerra
	Title:	Secretary

DOPACO PACIFIC LLC
By:	/s/ Michael Guerra
	Name:	Michael Guerra
	Title:	Secretary

NORAMPAC DELAWARE LLC NORAMPAC THOMPSON INC. NORAMPAC FINANCE US INC. NORAMPAC HOLDING US INC. NORAMPAC LEOMINSTER INC. NORAMPAC NEW YORK CITY INC. NORAMPAC SCHENECTADY INC. NORAMPAC INDUSTRIES INC.
By:	/s/ Lucie-Claude Lalonde
	Name:	Lucie-Claude Lalonde
	Title:	Secretary, Assistant Secretary or Assistant Clerk

Trustee: THE BANK OF NEW YORK MELLON
By:	/s/ Lesley Daley
	Name:	Lesley Daley
	Title:	Assistant Vice President